UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 6, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburg, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries, entered into a Forbearance and Modification Agreement with CapitalSource Finance LLC, the lender under its Revolving Credit, Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”), as amended by a First Amendment thereto dated August 26, 2005, a Second Amendment thereto dated August 29, 2005, and a Third Amendment thereto dated September 1, 2005 (as amended, the “Forbearance Agreement”). Pursuant to a Fourth Amendment to the Forbearance Agreement, dated September 6, 2005, CapitalSource Finance LLC has agreed to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s noncompliance with the terms of the Credit Agreement.

The forbearance period under the Forbearance Agreement as amended to date expires September 13, 2005. The Lender and the Company are negotiating with the Company with the view toward entering a new agreement providing forbearance for beyond September 13. However, the Lender is not obligated to do so, and the Company cannot provide assurance that the Lender will continue to provide forbearance to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ John Sercu
John Sercu
Acting President and
Chief Executive Officer

Date: September 8, 2005